EXHIBIT 5.1

MARTIN SNOW, LLP

ATTORNEYS AT LAW

www.martinsnow.com

DOWNTOWN OFFICE:

240 THIRD STREET

POST OFFICE BOX 1606

MACON, GA 31202-1606

TELEPHONE 478/749-1700

TELECOPIER 478/743-4204

RESPOND TO DOWNTOWN OFFICE

E-MAIL-mnwhite@martinsnow.com

WRITER’S DIRECT DIAL (478) 749-1709

WENDELL L. BOWDEN

EDWARD J. HARRELL

JOHN C. EDWARDS

J. KENNETH WALKER

ROBERT R. GUNN, II

JOHN T. McGOLDRICK, JR.

CUBBEDGE SNOW, III

WILLIAM H. LARSEN

EDWARD L. LONG, JR.

JOHN C. DANIEL, III

T. BARON GIBSON, II

CRAWFORD B. EDWARDS, JR.

MICHAEL M. SMITH

LISA M. EDWARDS

BLAIR K. CLEVELAND

THOMAS PETER ALLEN III

K. AMBER DUFF

MICHAEL N. WHITE

H. DAVID BULLARD

RICHARD A. EPPS, JR.

ROSS S. SCHELL

J. SLADE EDWARDS

JENNY MARTIN STANSFIELD

MARTY K. SENN

STUART E. WALKER

OF COUNSEL

REMER C. DANIEL

EMERITUS

T. BALDWIN MARTIN, JR.

CUBBEDGE SNOW, JR.

                                                         April 22, 2008

Capitol City Bancshares, Inc

562 Lee Street, SW

Atlanta, GA 30310

Ladies and Gentlemen:

We are acting as counsel to Capitol City Bancshares, Inc., a Georgia corporation (the “Company”). In such capacity, we have supervised certain proceedings taken by the Company in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the “Act”), of the offer and sale of a maximum of 1,500,000 shares (the “Shares”) of common stock, $1.50 par value, of the Company.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and corporate records relating to the authorization, issuance and sale of the Shares and have made such other investigation as we have deemed appropriate and relevant in order to furnish the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, will be validly issued, fully paid and nonaccessible.

We hereby consent to the reference to our firm under the heading “Legal Matters” and to the inclusion of this opinion in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission by the Company in connection with the offer and sale of the Shares.

Sincerely yours,

Martin Snow, LLP

Macon, Georgia